                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                             ____________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               December 19, 1999
               Date of Report (Date of earliest event reported)



                          ISLE OF CAPRI CASINOS, INC.
            (Exact Name of Registrant as Specified in its Charter)
               _________________________________________________


   Delaware                 0-20538                  41-1659606
   (State or other     (Commission File Number)      (I.R.S. Employer
   Jurisdiction of                                   Identification No.)
   Incorporation)

                       _________________________________

                             1641 Popps Ferry Road
                           Biloxi, Mississippi 39532
              (Address of Principal Executive Offices)(Zip Code)


      Registrant's telephone number, including area code: (228) 396-7000


                   711 Dr. Martin Luther King, Jr. Boulevard
                           Biloxi, Mississippi 39530
         (Former Name or Former Address, if Changed Since Last Report)
                       _________________________________
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Item 5.  Other Events.

     Pursuant to the previously announced letter of intent to acquire the 50% interest in Lady Luck Gaming Corporation's Bettendorf, Iowa facility and related real estate owned by members of the family of Bernard Goldstein, Chairman and Chief Executive Officer of Isle of Capri Casinos, Inc. ("Isle"), Isle entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 19, 1999 with BRDC, Inc., an Iowa corporation ("BRDC") and the Shareholders of BRDC. Pursuant to the terms of the Merger Agreement, BRDC will be merged with and into Isle (the "Merger"). At the effective time of the Merger, the separate existence of BRDC will cease and the common shareholders of BRDC will receive in the aggregate 6,210,000 shares of Isle common stock subject to adjustment but not to exceed 6,300,000 shares with the option to receive up to $10 million of their consideration in cash rather than in shares of Isle common stock.

     The Merger is subject to the conditions set forth in the Merger Agreement, including the completion of Isle's acquisition of Lady Luck Gaming Corporation, the approval of Isle's stockholders, regulatory approvals and other contingencies.

     As permitted under Item 601(b) of Regulation S-K, the Merger Agreement is filed with this report as an exhibit without the disclosure schedules. Isle will supply a copy of any omitted schedule or similar attachment to the Commission upon request.

Item 7.  Financial Statements and Exhibits.

        (c)  Exhibits.

Exhibit No.  Description
-----------  -----------

Exhibit 2.1  Agreement and Plan of Merger, dated as of December 19, 1999.
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                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ISLE OF CAPRI CASINOS, INC.



                              By:  /s/ Allan B. Solomon
                                   --------------------
                                   Name:   Allan B. Solomon
                                   Title:  Executive Vice President,
                                           Secretary, General Counsel and
                                           Director

Date: December 30, 1999
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                                 EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

Exhibit 2.1   Agreement and Plan of Merger, dated as of December 19, 1999.